Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Trust
333-03715, 811-07619

On December 3, 2007, under Conformed Submission
485BPOS, accession number, 0001193125-07-257735,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated October 16, 2007, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.6 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.

ltr77q1ainvestment.txt